Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Capitalization" in the combined Proxy Statement for Series S (Social Awareness Series) of SBL Fund and Prospectus for The Socially Responsive Portfolio of Neuberger Berman Advisers Management Trust, Class S Shares and "Representations and Warranties" in Section 4.2(h) of the Agreement and Plan of Reorganization included as Appendix B in this Registration Statement on Form N-14 of the Socially Responsive Portfolio of Neuberger Berman Advisers Management Trust, Class S.

We also consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information for Neuberger Berman Advisers Management Trust, dated May 1, 2005, which is incorporated by reference in the combined Proxy Statement for Series S (Social Awareness Series) of SBL Fund and Prospectus for The Socially Responsive Portfolio of Neuberger Berman Advisers Management Trust, Class S Shares and in the Statement of Additional Information in this Registration Statement on Form N-14 of the Socially Responsive Portfolio of Neuberger Berman Advisers Management Trust, Class S.

We also consent to the incorporation by reference of our report, dated February 10, 2006, on the Socially Responsive Portfolio (a portfolio of Neuberger Berman Advisers Management Trust) included in the December 31, 2005 Annual Report to Shareholders of Neuberger Berman Advisers Management Trust, in this Registration Statement on Form N-14 of the Socially Responsive Portfolio of Neuberger Berman Advisers Management Trust, Class S.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

March 20, 2005

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm in Sections 4.1(f) under the caption "Representations and Warranties" in Appendix B in the Proxy Statement for Series S of SBL Fund, relating to the reorganization of Series S into the Socially Responsive Portfolio of Neuberger Berman Advisers Management Trust and to the incorporation by reference of our report dated February 10, 2006 (except for Note 9, as to which the date is February 21, 2006), with respect to the financial statements and financial highlights of each series of SBL Fund in this Registration Statement (Form N-14), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Kansas City, Missouri

March 20, 2006